                                                                  Exhibit 23 (2)



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 File No. 333-_____ and the related Prospectus of Federal Signal Corporation and to the inclusion and incorporation by reference therein of our report dated January 25, 2001 with respect to the consolidated financial statements of Federal Signal Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and the related schedule included therein, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP


Chicago, Illinois
October 18, 2001